                                                           EXHIBIT 11.1

                              DOUBLECLICK INC.
    COMPUTATION OF PRO FORMA BASIC AND DILUTED NET LOSS PER COMMON SHARE


                                                                 NUMBER OF
                                                                 COMMON AND
                                                                   COMMON                      WEIGHTED
                                                                 EQUIVALENT       DAYS         AVERAGE
PERIOD ENDED DECEMBER 31, 1996                                     SHARES      OUTSTANDING      SHARES
------------------------------                                  ------------  ------------     --------


Issuance of Class A common stock at inception, and exchange
  for Class B and Class C common stock........................   9,059,120            251      6,629,269
                                                                 3,940,890             92      1,057,032
                                                                             ------------   ------------
                                                                                      343      7,686,301

Issuance of Class B common stock in exchange for Class A
  common stock................................................   5,118,228             92      1,372,819

Issuance of Class C common stock in exchange for Class A
  common stock................................................           2             92              1

Pro forma weighted average shares used in basic and diluted
  net loss per share computation..............................                                 9,059,121
                                                                                            ------------

Net loss for the period from January 23, 1996 (inception) to
  December 31, 1996...........................................                              $ (3,191,770)

Pro forma basic and diluted net loss per common share.........                              $      (0.35)
                                                                                            -------------
                                                                                            -------------

                              DOUBLECLICK INC.
    COMPUTATION OF PRO FORMA BASIC AND DILUTED NET LOSS PER COMMON SHARE

                                                                 NUMBER OF
                                                                 COMMON AND
                                                                   COMMON                      WEIGHTED
                                                                 EQUIVALENT       DAYS         AVERAGE
YEAR ENDED DECEMBER 31, 1997                                      SHARES      OUTSTANDING      SHARES
-----------------------------                                   ------------   -----------     --------
Issuance and assumed conversion of convertible
  preferred stock.............................................   6,234,434           210      3,586,935

Class A common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................   3,940,890           154      1,662,732
  Stock options exercised.....................................      28,750            51          5,391

Class B common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................   5,118,228           154      2,159,472

Class C common stock outstanding at January 1, 1997, and
  exchange for Common Stock...................................           2           154              1

Issuance of Common Stock......................................   5,191,732           210      2,987,024
Issuance of Common Stock upon conversion
  of convertible note payable.................................     779,302             1          2,135
  Stock options exercised.....................................       1,625           168            748
                                                                       500           153            210
                                                                    20,000           152          8,329
                                                                       500           148            203
                                                                     5,500           145          2,185
                                                                     4,500           139          1,714
                                                                    30,000           131         10,767
                                                                    23,000           116          7,310
                                                                     3,500           110          1,055
                                                                     1,000           107            293
                                                                     1,875           104            534
                                                                     3,500           102            978
                                                                       500            97            133
                                                                     4,875            97          1,296
                                                                     1,250            91            312
                                                                     3,750            90            925
                                                                     9,000            90          2,219
                                                                       500            85            116
                                                                     3,500            61            585
                                                                       500            61             84
                                                                     5,000            55            753
                                                                       500            47             64
                                                                     1,625            31            138
                                                                    15,688            19            817
                                                                     1,750            12             58
                                                                     1,125            12             37
                                                                     1,250            12             41
                                                                     1,625            12             53
                                                              ------------                 ------------
                                                                 6,118,972                    3,031,116

Pro forma weighted average shares used in basic and diluted
  net loss per share computation..............................                               10,445,647
                                                                                           ------------

Net loss for the year ended December 31, 1997.................                             $ (8,356,261)
                                                                                           -------------
Pro forma net loss per common share...........................                             $      (0.80)
                                                                                           -------------